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                                                                   Exhibit 4.9


                                   FORM OF
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Registration Rights Agreement") is made effective as of _______, 1999 by and between Gemini II, Inc., a Delaware corporation (the "Company") and ___________________ (the "Purchaser").

         WHEREAS, Purchaser holds a Secured 13% Promissory Note (the "Note") payable by the Company, in the amount of ______________;

         WHEREAS, the Purchaser holds Common Stock Purchase Warrants (the "Warrants") which may be exercised to acquire a certain number of shares of the common stock, $.0001 par value, of the Company ("Common Stock"), subject to adjustment (the "Shares");

         WHEREAS, the Company wishes to grant the Purchaser certain registration rights in respect of the Shares, as set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         As used in this Registration Rights Agreement, the following terms shall have the meanings set forth below:

         I.1 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         I.2 "REGISTRABLE SECURITIES" shall mean (i) the Shares; and (ii) any Common Stock issued or issuable at any time or from time to time in respect of the Shares upon a stock split, stock dividend, recapitalization or other similar event involving the Company until such Shares and Common Stock are sold pursuant to a Registration Statement or are eligible to be sold pursuant to an exemption from registration under the Securities Act, including Rule 144 promulgated thereunder.

         I.3 The terms "REGISTER", "REGISTERED", and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

         I.4 "REGISTRATION EXPENSES" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with this Registration Rights Agreement, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and for the

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Purchaser, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         I.5 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         I.6 "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Purchaser.

         I.7 "UNDERWRITTEN PUBLIC OFFERING" shall mean a public offering in which the Common Stock is offered and sold on a firm commitment basis through one or more underwriters, all pursuant to an underwriting agreement between the Company and such underwriters.

                                   ARTICLE II

                               Registration Rights

         II.1     DEMAND REGISTRATION.

                  II.1.1 At any time after the first anniversary of the Company's first Underwritten Public Offering, within 90 days of the receipt of notice from any Purchaser, the Company shall use its commercially reasonable best efforts to file with the Securities and Exchange Commission a shelf registration statement covering the resale of the Shares on Form S-1, S-2, or S-3 (the "Registration Statement") which shall remain effective until the earlier to occur of: (i) 2 years, or (ii) until such time as the Purchaser does not beneficially own any Registrable Securities. The Company shall use its commercially reasonable best efforts to cause such Registration Statement to become effective as soon as practicable and to cause the Shares to be qualified in such state jurisdictions as the Purchaser may request.

                  II.1.2 Except as set forth herein, the Company shall take all commercially reasonable steps necessary to keep the Registration Statement current and effective until all Shares have been distributed by the Purchaser including any necessary refiling of additional registration statements.

                  II.1.3 The Company shall be entitled to postpone the filing of the Registration Statement or to require that the Purchaser refrain from effecting any public sales or distributions of the Registrable Securities pursuant to a Registration Statement that has been declared effective by the Commission or otherwise, if the board of directors of the Company reasonably determines that such public sales or distributions pursuant to the Registration Statement would interfere in any material respect with any transaction involving the Company that the board of directors reasonably determines to be material to the Company. The board of directors shall, as promptly as practicable, give the Purchaser written notice of any such development. In the event of a request by the board of directors of the Company that the Purchaser refrain from effecting any public sales or distributions

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of the Registrable Securities, the Company shall be required to file the
Registration Statement or to lift such restrictions regarding effecting public sales or distributions of the Registrable Securities as soon as reasonably practicable after the board of directors shall reasonably determine public sales or distributions by the Purchaser of the Registrable Securities shall not interfere with such transaction, PROVIDED, that in no event shall the postponement of the filing of the Registration Statement or any requirement that the Purchaser refrain from effecting public sales or distributions in the Registrable Securities extend for more than 120 days.

         II.2     PIGGYBACK REGISTRATION.

                  II.2.1 At any time after the first anniversary of the Company's first Underwritten Public Offering, and subject to the terms hereof, if: (i) the Company or any shareholder of the Company shall determine to register any of its securities (except for registration statements relating to employee benefit plans, acquisitions or exchange offers) either for its own account or the account of a security holder; and (ii) any Purchaser is the beneficial owner of any Registrable Securities, the Company will promptly give to the Purchaser written notice thereof no less than ten (10) days prior to the filing of any registration statement, and include in such registration (and any related qualification under blue sky laws or other compliance), and in the underwriting involved therein, if any, such Registrable Securities as Purchaser may request in a writing delivered to the Company within twenty (20) days after the Purchaser's receipt of Company's written notice.

                  II.2.2 The Purchaser may participate in any number of registrations until all of the Shares held by Purchaser have been distributed pursuant to a registration.

                  II.2.3 If any registration statement is an Underwritten Public Offering, the right of the Purchaser to registration pursuant to this Section shall be conditioned upon such Purchaser's participation in such reasonable underwriting arrangements as the Company shall make regarding the offering, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. The Purchaser and all other shareholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter concludes in its reasonable judgment that the number of shares to be registered for selling shareholders (including the Purchaser) would materially adversely effect such offering, the number of Shares to be registered, together with the number of shares of Common Stock or other securities held by other shareholders proposed to be registered in such offering, shall be reduced on a pro rata basis based on the number of Shares proposed to be sold by the Purchaser as compared to the number of shares proposed to be sold by all shareholders. If the Purchaser disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than ten days before the effective date. The Registrable Securities excluded by the managing underwriter or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

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                  II.2.4 The Company shall have the right to terminate or
withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any of the Purchaser has elected to include securities in such registration.

         II.3 EXPENSES OF REGISTRATION. All Registration Expenses shall be borne by the Company. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of any Purchaser shall be borne by the Purchaser selling the Registrable Securities.

         II.4 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep the Purchaser advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

                  II.4.1 Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective until the distribution described in such registration statement has been completed;

                  II.4.2 Furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and the Purchaser notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of any Nasdaq or securities exchange listing.

                  II.4.3 Cause the Shares to be listed on the securities exchange on which the Common Stock is approved for listing.

         II.5     INDEMNIFICATION.

                  II.5.1 To the extent permitted by law, the Company will indemnify the Purchaser, each of its officers and directors and partners, if any, and each person controlling the Purchaser within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Registration Rights Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regu-

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lation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Purchaser, its officers and directors and partners, and each person controlling the Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by Purchaser, such controlling person or such underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to the applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                  II.5.2 To the extent permitted by law, the Purchaser will, if securities held by the Purchaser are included in the securities as to which such registration, qualification or compliance is being effected pursuant to terms hereof, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other person selling the Company's securities covered by such registration statement, each of such person's officers and directors and each person controlling such persons within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Purchaser of any rule or regulation promulgated under the Securities Act applicable to Purchaser and relating to action or inaction required of Purchaser in connection with any such registration, qualification or compliance, and will reimburse the Company, such other persons, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of such

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Purchaser (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of such Purchaser under this subsection shall be limited in an amount equal to the net proceeds from the sale of the shares sold by Purchaser, unless such liability arises out of or is based on willful conduct by Purchaser. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of the Company or any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                  II.5.3 Notwithstanding the foregoing, each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Registration Rights Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

                  II.5.4 If the indemnification provided for in this Section is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering (the "Selling Security Holders") on the other from the offering of the Company's securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Security Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any


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other relevant equitable considerations. The relative benefits received by the
Company on the one hand and the Selling Security Holders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Security Holders on the other. The relative fault of the Company on the one hand and the Selling Security Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Security Holders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Security Holders agree that it would not be just and equitable if contribution pursuant to this Section were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions hereof. Notwithstanding the provisions of this Section, no Selling Shareholder shall be required to contribute any amount or make any other payments under this Registration Rights Agreement which in the aggregate exceed the proceeds received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         II.6     CERTAIN INFORMATION.

                  II.6.1 The Purchaser agrees, with respect to any Registrable Securities included in any registration, to furnish to the Company such information regarding Purchaser, the Registrable Securities and the distribution proposed by the Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

                  II.6.2 The failure of the Purchaser to furnish the information requested pursuant to this Section shall not affect the obligation of the Company to the other Selling Security Holders who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

         II.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Restricted Securities (used herein as defined in Rule 144 under the Securities Act) to the public without registration, the Company agrees to use its best lawful efforts to:

                  II.7.1 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

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                  II.7.2 File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

                  II.7.3 So long as any Purchaser owns any Restricted Securities (as defined in Rule 144 promulgated under the Securities Act), to furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchaser to sell any such securities without registration.

         II.8 TRANSFERABILITY. The rights conferred by this Registration Rights Agreement shall not be transferable to a recipient of Registrable Securities.

         II.9 LOCKUP AGREEMENT. The Purchaser hereby agrees to enter into a lockup agreement regarding sales of the Registrable Securities if so requested by the underwriter(s) in any Underwritten Public Offering, which lockup agreement shall have the same terms and conditions as the lockup agreement entered into by officers and directors of the Company.

         II.10 GOVERNING LAW. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK. COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK OR, AT THE SOLE OPTION OF PURCHASER, IN ANY OTHER COURT IN WHICH PURCHASER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. COMPANY WAIVES ANY OBJECTION OF FORUM NON CONVENIENCE AND VENUE. COMPANY AND PURCHASER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS REGISTRATION RIGHTS AGREEMENT WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         II.11 ENTIRE AGREEMENT; AMENDMENT. This Registration Rights Agreement, together with that certain Agreement of Purchase and Sale by and between the Company and the Purchaser, dated the date hereof, and that certain Warrants Agreement by and between the Purchaser and the Company, dated the date hereof, constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. This Registration Rights Agreement, or any provision hereof, may not be amended, waived, discharged or terminated without the prior written consent of the Company and the Purchaser.

         II.12 NOTICES, ETC. Except as otherwise provided, all communications to the Company or the Purchaser provided for herein or with reference to this Agreement shall be deemed to have been

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sufficiently given or served for all purposes on the third Business Day after being sent as certified or registered mail, postage and charges prepaid, to the following addresses: if to the Company: 700 Gemini, Suite 100, Houston, Texas 77058, Attn: Chris Efird, or at any other address designated by the Company in writing to Purchaser; if to Purchaser: _____________________________ ____________________________________________________ , or at any other address designated by Purchaser to the Company in writing.

         II.13 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Registration Rights Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Registration Rights Agreement, or any waiver on the part of any party of any provisions or conditions of this Registration Rights Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Registration Rights Agreement or by law or otherwise afforded to any party to this Registration Rights Agreement, shall be cumulative and not alternative.

         II.14 COUNTERPARTS. This Registration Rights Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         II.15 SEVERABILITY. In the event that any provision of this Registration Rights Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Registration Rights Agreement shall continue in full force and effect without said provision.

         II.16 TITLES AND SUBTITLES. The titles and subtitles used in this Registration Rights Agreement are used for convenience only and are not considered in construing or interpreting this Registration Rights Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement effective upon the date first set forth above.

                                    COMPANY:

                                    Gemini II, Inc.

                                    By:
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                                    PRINT NAME:
                                    PRINT TITLE:



                                    PURCHASER:


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